EXHIBIT 2.4
                                                                     -----------


                                                                  EXECUTION COPY


                               FIRST AMENDMENT TO
                     MEMBERSHIP INTEREST PURCHASE AGREEMENT

         FIRST AMENDMENT TO MEMBERSHIP INTEREST PURCHASE AGREEMENT (this "AMENDMENT"), dated as of July 25, 2005, by and among Triarc Companies, Inc., a Delaware corporation ("TRIARC"); Arby's Restaurant Group, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Triarc ("ARG"); and Russell V. Umphenour, Jr., Dennis E. Cooper and J. Russell Welch, as the RTM Representatives on behalf of each of the Sellers (as defined below).

                              W I T N E S S E T H:

         WHEREAS, each of Triarc, ARG, each of the persons listed on the signature pages thereto under the heading "Sellers" (collectively, the "SELLERS") and the RTM Representatives is a party to the Membership Interest Purchase Agreement, dated as of May 27, 2005 (the "PURCHASE AGREEMENT");

         WHEREAS, each of Triarc, ARG, the Sellers and the RTM Representatives wish to amend the Purchase Agreement as set forth herein; and

         WHEREAS, Section 9.03 of the Purchase Agreement provides that the Purchase Agreement may be amended by an instrument in writing signed by each of Triarc, ARG and the RTM Representatives on behalf of the Sellers.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

         1. CERTAIN DEFINITIONS. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

         2. AMENDMENT AND RESTATEMENT OF SECTION 5.01(B) OF THE PURCHASE AGREEMENT. Section 5.01(b) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

         "(b)     DIVIDENDS. Make, declare or pay any dividend or distribution on its membership interests or similar equity interests, other than (i) distributions to members in an amount equal to their aggregate liability for income Taxes based on the operations of RTMAC, as reasonably determined by RTMAC, (ii) cash dividends or distributions in an amount that the RTM Representatives have demonstrated to the reasonable satisfaction of Triarc (based upon reasonably detailed information provided by the RTM Representatives to Triarc), after taking into account any distributions described in clause (i) that have been made or are expected to be made prior to the Closing, would not reasonably be expected to result in the sum of (x) the absolute value of the Net Liabilities of the RTM Parties and their Subsidiaries as of the close of business on the Closing Date PLUS (y) the aggregate amount of cash received by any RTM Party or their Subsidiaries after the date hereof and on or prior to the Closing Date that would be

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excluded from current assets under paragraph (c)(y)(I), (V) or (VI) under the definition of Net Liabilities if such cash were an asset of any RTM Party or their Subsidiaries as of the close of business on the Closing Date (the "EXCLUDED RTM CASH AMOUNT") being more than the sum of (A) the absolute value of the RTM Benchmark PLUS (B) the Excluded RTM Cash Amount and (iii) dividends or distributions of proceeds from Excluded Asset Dispositions;"

         3. AUTHORIZATION OF TRIARC AND ARG; ENFORCEABILITY. Each of Triarc and ARG represents and warrants that: (i) it has all requisite corporate power and authority, and has taken all corporate action necessary, in order to execute and deliver this Amendment; and (ii) this Amendment has been duly executed and delivered by each of Triarc and ARG and constitutes the legal, valid and binding obligation of each of Triarc and ARG, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights, and to general equity principles.

         4. AUTHORIZATION OF RTM REPRESENTATIVES; ENFORCEABILITY. Each RTM Representative, on behalf of each Seller, represents and warrants that: (i) he has all requisite power and authority, and has taken all action necessary, in order to execute and deliver this Amendment on behalf of each Seller; and (ii) this Amendment has been duly executed and delivered by such RTM Representative on behalf of each Seller and constitutes the legal, valid and binding obligation of such Seller, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights, and to general equity principles.

         5. INDEMNIFICATION. The parties agree that (x) the Triarc Indemnified Parties shall be entitled to indemnification under Section 10.04(b)(i) of the Purchase Agreement for any Losses based upon or arising from any breach of or inaccuracy in the representations and warranties contained in
Section 4 hereof to the same extent as if such representations and warranties were made in Section 3.02 of the Purchase Agreement, and such representations and warranties shall be deemed to be an RTMAC Basket Exclusion for such indemnification purposes and (y) the Seller Indemnified Parties shall be entitled to indemnification under Section 10.02(a) of the Purchase Agreement for any Losses based upon or arising from any breach of or inaccuracy in the representations and warranties contained in Section 3 hereof to the same extent as if such representations and warranties were made in Section 4.02 of the Purchase Agreement, and such representations and warranties shall be deemed to be an ARG Basket Exclusion for such indemnification purposes.

         6.       MISCELLANEOUS.

                  (a) EFFECTIVENESS OF PURCHASE AGREEMENT. Except to the extent specifically amended, modified or supplemented hereby, the provisions of the Purchase Agreement shall remain unamended, unmodified and unsupplemented, and the Purchase Agreement is hereby confirmed as being in full force and effect.

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                 (b)      APPLICATION OF CERTAIN SECTIONS IN ARTICLE XI OF THE
         PURCHASE AGREEMENT. Sections 11.05, 11.06, 11.07, 11.09, 11.10, 11.11,
         11.12, 11.13 and 11.14 of the Purchase Agreement shall be deemed to apply to this Amendment.

                  (c) ENTIRE AGREEMENT. This Amendment and the Purchase Agreement and the other agreements and documents referred to therein constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

                  (d) COUNTERPARTS. This Amendment may be executed and delivered (including by facsimile transmission) in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.



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         IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first above written.

                                           TRIARC COMPANIES, INC.


                                           By:  /s/ Stuart I. Rosen
                                                -------------------------------
                                                Name:  Stuart I. Rosen
                                                Title: Senior Vice President
                                                       and Secretary


                                           ARBY'S RESTAURANT GROUP, INC.


                                           By:  /s/ Brian L. Schorr
                                                -------------------------------
                                                Name:  Brian L. Schorr
                                                Title: Executive Vice President



                                           RTM REPRESENTATIVES (ON BEHALF
                                           OF EACH OF THE SELLERS):

                                           /s/ Russell V. Umphenour, Jr.
                                           ------------------------------------
                                           RUSSELL V. UMPHENOUR, JR.

                                           /s/ Dennis E. Cooper
                                           ------------------------------------
                                           DENNIS E. COOPER

                                           /s/ J. Russell Welch
                                           ------------------------------------
                                           J. RUSSELL WELCH